UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 9, 2014

CVSL INC.

(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 00-52818	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 11, 2014, Agel Enterprises, Inc. (“Agel”), a wholly-owned subsidiary of CVSL Inc. (the “Company”) borrowed $800,000 from Tamara L. Longaberger and issued and delivered to Ms. Longaberger its Promissory Note in the principal amount of $800,000 (the “Note”).  The Company guaranteed the payment and performance of Agel’s obligations under the Note.

Tamala L. Longaberger is the Chief Executive Officer of The Longaberger Company (“TLC”) and a member of the Board of Directors (the “Board”) of the Company.  The Company holds a 51.7% controlling interest in TLC.  Ms. Longaberger is the trustee of the David W. Longaberger Estate, which owns a 48.3% interest in TLC.

The outstanding principal amount under the Note bears interest at the annual rate of 10%, and all principal and accrued interest under the Note are due and payable on July 11, 2015.   Agel may prepay all or any amount due under the Note at any time without premium or penalty.

Agel’s obligations under the Note are unsecured. The Note contains typical provisions regarding default, including any failure by Agel to comply with the payment or other obligations under the Note, Agel’s becoming subject to insolvency or bankruptcy proceedings, and any default by Agel under any other of its loan, security and similar agreements if such other default materially affects any of Agel’s property or Agel’s ability to pay or perform its obligations under the Note.  The Note also provides for a cure period for any non-payment default that is curable so long as notice of a breach of the same provision of the Note has not been given within the preceding 12 months. Upon default, the holder of the Note may accelerate the time of payment, but there is no increase in the interest rate payable under the Note.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03                                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2014, by action of the Board, the number of members of the Board was increased from 9 to 11 and Roy Damary and Bernard Ivaldi were elected to the Board.

Each of Mr. Damary and Dr. Ivaldi was elected to the Board because of his business acumen and experience and his knowledge of international business affairs.  Mr. Damary has a wide range of academic and global business experience and currently serves as President of the INSAM Foundation in Geneva, Switzerland, head of business studies at Robert Kennedy College, Switzerland, and honorary professor at the Ural State Forest Engineering University of Ekaterinburg, Russia.  Mr. Damary also owns Technomic Consultants SA.  Dr. Ivaldi has more than 40 years’ experience in business, law and academia and currently serves as chairman of Tatiana Faberge SA and president of FEBP, a Swiss foundation.  Dr. Ivaldi consults extensively with multinational companies and educational institutions.  Each of Mr. Damary and Dr. Ivaldi is also a director of the Company’s wholly-owned subsidiary, CVSL AG, a Switzerland corporation, and each receives $2,800 per annum as compensation for such service.  Each of Mr. Damary and Dr. Ivaldi is also a director of the Company’s subsidiary, JRJR AG.  Neither Mr. Damary nor Dr. Ivaldi has yet been appointed to serve on any committee of the Board.

Each of Mr. Damary and Dr. Ivaldi will be compensated for his service on the Board by the Company’s payment of an annual retainer of $50,000 in cash, payable in equal monthly installments during his service, and by the grant on the date of appointment of 52,631 shares of Common Stock as a restricted stock award, as set forth in the Restricted Stock Agreement between him and the Company (a “Restricted Stock Agreement”).  For the purpose of determining the number of shares of Common Stock to be granted to Mr. Damary and Dr. Ivaldi, the Board used the closing price of the Company’s Common Stock on the OTCQX Market on July 8, 2014.  The shares subject to each Restricted Stock Agreement will be subject to restrictions on transfer until they vest, at which time they will cease to be subject to forfeiture.  The shares will vest on the first anniversary of the election of Mr. Damary or Dr. Ivaldi, as the case may be (i.e. July 9, 2015), if such director continues to serve on the Board until then.  Subject to the restrictions in his Restricted Stock Agreement, Mr. Damary and Dr. Ivaldi will have the rights of a shareholder regarding the awarded shares before vesting, including the right to vote all shares and to receive cash or stock dividends paid or distributed with respect to such shares.  In addition, the number of shares of Common Stock subject to a Restricted Stock Agreement may be adjusted as deemed appropriate by the Board to reflect any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification, recapitalization, or other change in the outstanding Common Stock during the term of the Restricted Stock Agreement without consideration to the Company.  Any additional shares of Common Stock or substituted securities issued to Mr. Damary or Dr. Ivaldi as a result of any such event will be subject to the same vesting and forfeiture provisions as the original shares of Common Stock subject to the Restricted Stock Agreement.  If Mr. Damary or Dr. Ivaldi does not continue on the Board (other than by reason of death) before his awarded shares vest on July 9, 2015 or breaches any of the terms and conditions of his Restricted Stock Agreement, before his awarded shares vest, his shares will be automatically forfeited.  However, Mr. Damary or Dr. Ivaldi will be entitled to retain any cash dividends received prior to forfeiture, and any votes cast by Mr. Damary or Dr. Ivaldi prior to forfeiture will not be affected by the forfeiture.

The foregoing description of the Restricted Stock Agreements is qualified in its entirety by reference to the full text of the Restricted Stock Agreements, copies of which are attached hereto as Exhibit 10.2 and 10.3 and incorporated herein by reference.

On July 11, 2014, the Company issued a press release regarding the election of Mr. Damary and Dr. Ivaldi to the Board, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.03              Amendments to Articles of Incorporation or Bylaws.

On July 9, 2014, the Board adopted an amendment to Section 2.2 of the Bylaws of the Company to increase the maximum number of directors from 9 to 15.

Item 8.01              Other Events

On February 18, 2014, when Kay Bailey Hutchison became a director, the Board of Directors authorized the future grant of an award to Ms. Hutchison for the issuance, on February 18, 2015, of such number of shares of the Company’s Common Stock having a then aggregate value of $50,000. On July 9, 2014, the Company, by action the Board, granted Ms. Hutchison an award of 52,631 shares of Common Stock, accelerating the issuance of these shares to Ms. Hutchison in connection with Ms. Hutchison’s election to serve as the Chair of the Board Nominating and Corporate Governance Committee. In addition, on such date the Company, by action of the Board, granted Ms. Hutchison an additional award of 53,684 shares of Common Stock having an aggregate value of $51,000 in connection with Ms. Hutchison’s election to serve as the Chair of the Board Nominating and Corporate Governance Committee.  For the purpose of determining the number of shares of Common Stock to be granted to Ms. Hutchison, the Board used the closing price of the Company’s Common Stock on the OTCQX Market on July 8, 2014.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Amendment to Bylaws of CVSL Inc. dated July 9, 2014.
10.1	Promissory Note issued by Agel Enterprises, Inc. to Tamala L. Longaberger dated July 11, 2014.
10.2	Restricted Stock Agreement between CVSL Inc. and Roy Damary dated July 9, 2014.
10.3	Restricted Stock Agreement between CVSL Inc. and Bernard Ivaldi dated July 9, 2014.
99.1	Press Release of CVSL Inc. dated July 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CVSL Inc.

Date: July 15, 2014	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Bylaws of CVSL Inc. dated July 9, 2014.
10.1	Promissory Note issued by Agel Enterprises, Inc. to Tamala L. Longaberger dated July 11, 2014.
10.2	Restricted Stock Agreement between CVSL Inc. and Roy Damary dated July 9, 2014.
10.3	Restricted Stock Agreement between CVSL Inc. and Bernard Ivaldi dated July 9, 2014.
99.1	Press Release of CVSL Inc. dated July 11, 2014.